UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577
(Address of Principal Executive Offices) (Zip Code)

(510) 483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ERII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer
On July 31, 2024, Energy Recovery, Inc. (the “Company”) announced the hiring of Mr. Michael Mancini, age 43, as the Chief Financial Officer (“CFO”) of the Company. Mr. Mancini will assume his role and duties effective on August 5, 2024.
Mr. Mancini is an experienced CFO and business strategist with extensive capital markets experience. Mr. Mancini joins Energy Recovery from San Francisco-based telecommunications satellite company Astranis Space Technologies Corp., where he served as CFO for four years and was instrumental in long-term strategy development and execution to guide profitable growth. He was previously CFO and Executive Vice President of Strategy for aircraft startup Aerion Supersonic, where he built the finance and accounting organization from the ground up and crafted the capital-raising strategy for a $4 billion development program. Previous roles include private equity and hedge fund investing. Mr. Mancini holds a bachelors degree in finance and economics from Boston College.
Mr. Mancini’s offer letter provides that he will be employed by the Company “at will” and contains the following additional terms, he will:
(1)receive an annual base salary of $400,000;
(2)receive a stock option grant with a fair value of $1,500,000 based on the Company’s common stock under the Company’s 2020 Incentive Plan on the grant date. The stock option will vest over a four (4) year period, with twenty-five percent (25%) of the stock option vesting on the one year anniversary of the grant date and 1/36th monthly thereafter. The grant date of the award will be approximately Mr. Mancini’s start date with the Company and the exercise price per share will be equal to the closing price on NASDAQ of a share of the Company’s common stock on the grant day. The stock option award will, in all cases, be subject to the terms and conditions of the Company’s 2020 Incentive Plan, award agreement, and notice of grant. The Energy Recovery, Inc. 2020 Incentive Plan, is filed as Exhibit 10.13 to the Company’s 2023 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2024; and
(3)be eligible to participate in the Company’s comprehensive benefits programs.
A copy of the offer letter is filed hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the offer letter is subject to, and qualified in its entirety by, the offer letter.
There are no family relationships between Mr. Mancini and any of the executive officers or directors of the Company, and there are no arrangements or understandings between Mr. Mancini and any other person pursuant to which he was appointed as an officer of the Company. There are no actual or proposed related party transactions with Mr. Mancini that are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.
On July 31, 2024, the Company issued a press release announcing Mr. Mancini’s appointment. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1	Offer Letter to Mr. Michael Mancini, as Chief Financial Officer
99.1	Press Release, issued by Energy Recovery on July 31, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Recovery, Inc.

Date:	July 31, 2024	By:	/s/ William Yeung
William Yeung
Chief Legal Officer